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                             Three Months Ended June 30,                        Six Months Ended June 30,
                             -------------------------------------------------  ---------------------------------------------------
                             1996                     1995                      1996                      1995
                             ------------------------ ------------------------  ------------------------  -------------------------
                              Primary    Fully Diluted Primary    Fully Diluted  Primary    Fully Diluted  Primary     Fully Diluted
Weighted Average Shares
Outstanding for the Period  11,088,698   11,088,698   10,634,625   10,634,625   11,021,171   11,021,171   11,084,579    11,084,579

Dilutive Common Stock
Options Using the Treasury
Stock Method                         -            -      502,055      550,765      618,332      624,212      486,013       567,666
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

Total Shares Used for Per
Share Calculations          11,088,698   11,088,698   11,136,680   11,185,390   11,639,503   11,645,383   11,570,592    11,652,245
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

Net Income (Loss)          $(1,148,000) $(1,148,000) $ 5,185,000  $ 5,185,000  $ 5,843,000  $ 5,843,000  $ 9,938,000   $ 9,938,000
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

Net Income (Loss) Per Share$     (0.10) $     (0.10) $      0.47  $      0.46  $      0.50  $      0.50  $      0.86   $      0.85
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

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